EXHIBIT 23.4

582 Industrial Park Road, Blueﬁeld, VA 24605-9364 ■ Phone 276.322.5467
www.mma1.com ■ info@gmail.com

CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.

Marshall Miller & Associates, Inc. (“MM&A”), a third-party firm comprising mining experts, prepared the technical report summaries identified below, each dated February 15, 2023, relating to estimates of coal resources and reserves of Coronado Global Resources Inc. (the “Company”) as of December 31, 2022 (the “Technical Report Summaries”), which are included in the Company’s Annual Report on Form 10-K (the “Annual Report”) for the year ended December 31, 2022. Specifically, the Technical Report Summaries issued by MM&A, which are included in the Company’s Annual Report, include:

1.	Technical Report Summary entitled “Coronado Global Resources Inc. (“Coronado”), Statement of Coal Resources and Reserves for the Buchanan Mine Complex in Accordance with the JORC Code and United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin Virginia, USA”;

2.	Technical Report Summary entitled “Coronado Global Resources Inc. (“Coronado”), Statement of Coal Resources and Reserves for the Logan County Complex in Accordance with the JORC Code and United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA”; and

3.	Technical Report Summary entitled “Coronado Global Resources Inc. (“Coronado”), Statement of Coal Resources and Reserves for the Mon Valley Complex Upper Freeport Holdings in Accordance with the JORC Code and United States SEC Standards as of December 31, 2022 Northern Appalachian Coal Basin Pennsylvania, USA.”

MM&A hereby consents to the incorporation by reference of the Technical Report Summaries in the Company’s Registration Statement in Form S-8 (the “Registration Statement”).

MM&A hereby further consents to the inclusion or incorporation by reference in the Registration Statement of references to the MM&A name (including status as an expert or qualified person (as defined in Item 1300 of Regulation S-K)) and the information derived from the Technical Report Summaries, including any quotation therefrom or summarization thereof.

Signed:	/s/ Justin S. Douthat
Date:	November 21, 2023
Name:	Justin S. Douthat
Title:	Executive Vice President
(MM&A Representative)